FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE PERIOD ENDED MARCH 31, 2023, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA....April 20, 2023... The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,970,000, and fully diluted earnings per common share of $0.59 for the three months ended March 31, 2023, compared to $6,086,000 and $0.51 per fully diluted common share for the three months ended March 31, 2022.
FIRST QUARTER FINANCIAL HIGHLIGHTS
•Net income for the first quarter of 2023 decreased to $6,970,000 or $0.59 per diluted common share, compared to $7,633,000 and $0.65, respectively, in the fourth quarter of 2022. The Company recorded a $518,000 provision for credit losses and a $207,000 provision for unfunded commitments during the first quarter of 2023.
•Net loans increased $24.8 million or 1.99%, and total assets increased $41.4 million or 1.71% at March 31, 2023 compared to December 31, 2022.
•Total deposits increased 3.62% to $2.18 billion at March 31, 2023 compared to December 31, 2022.
•Total cost of deposits increased to 0.20% for the quarter ended March 31, 2023 compared to 0.09% for the quarter ended December 31, 2022.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 48.92% and 43.77% for the quarters ended March 31, 2023 and 2022, respectively.
•There were no non-performing assets for the quarter ended March 31, 2023. Additionally, net loan charge-offs were $19,000 and loans delinquent more than 30 days were $22,000.
•The Company adopted and implemented Accounting Standard Update (ASU) 2016-13, more commonly referred to as the Current Expected Credit Loss (CECL) method on January 1, 2023, which resulted in an increase to the allowance for credit losses of $3,910,000, a reserve for held-to-maturity securities of $776,000, a reserve for unfunded commitments of $612,000, and a decrease, net of taxes, to retained earnings of $3,731,000.
•Net interest margin increased to 3.81% at March 31, 2023, from 3.80% at December 31, 2022.
•Capital positions remain strong at March 31, 2023 with a 8.58% Tier 1 Leverage Ratio; a 11.79% Common Equity Tier 1 Ratio; a 12.08% Tier 1 Risk-Based Capital Ratio; and a 15.03% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on May 19, 2023 to shareholders of record as of May 5, 2023.
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Central Valley Community Bancorp -- page 2

“Historically, it has been during times of economic uncertainty and volatility that Central Valley Community Bank’s model of partnering with our clients shines brightest and our overall performance stands out,” said James J. Kim, President and CEO. “Our partnership model has enabled us to navigate the uncertainty of the first quarter without losing clients, due also in part to how the Company reflects the diversity of our marketplace by serving businesses and consumers across industries and socioeconomic demographics.”

“As the dust settles following this turbulent quarter for the financial sector in the post-pandemic economy, one truth is abundantly clear: the value of community banks is more evident today than ever for building strong businesses and communities. Likewise, CVCB’s momentum and commitment to our team, clients, communities and shareholders is stronger than ever, which is reflected in our first quarter performance.”

Results of Operations
For the quarter ended March 31, 2023, the Company reported unaudited consolidated net income of $6,970,000 and earnings per diluted common share of $0.59, compared to consolidated net income of $6,086,000 and $0.51 per diluted share for the same period in 2022. Net income for the period was affected by an increase in net interest income before provision for credit losses of $3,715,000, offset by an increase in total non-interest expenses of $1,606,000, a decrease in non-interest income of $259,000, and an increase in the provision for income taxes of $448,000. The effective tax rate increased to 25.20% from 23.79% for the quarters ended March 31, 2023 and March 31, 2022, respectively. Net income for the immediately trailing quarter ended December 31, 2022 was $7,633,000, or $0.65 per diluted common share.

Annualized return on average equity (ROE) for the first quarter of 2023 was 15.30%, compared to 10.51% for the same period of 2022. The increase in ROE reflects a decrease in average shareholders’ equity compared to the prior year. The decrease in shareholders’ equity was primarily driven by the increase in accumulated other comprehensive losses, dividends paid, and stock repurchases, partially offset by the retention of earnings. Annualized return on average assets (ROA) was 1.15% for the first quarter of 2023 compared to 0.99% for the same period in 2022. This increase was due to the increase in net income and a decrease in average assets.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.95% for the quarter ended March 31, 2023, compared to 2.02% for the quarter ended March 31, 2022 and 2.76% for the quarter ended December 31, 2022. Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased by $242,489,000 to $1,260,178,000 for the quarter ended March 31, 2023, from $1,017,689,000 for the quarter ended March 31, 2022 and increased by $21,426,000 from $1,238,752,000 for the quarter ended December 31, 2022. The effective yield on average loans was 5.31% for the quarter ended March 31, 2023, compared to 4.85% and 5.17% for the quarters ended March 31, 2022 and December 31, 2022, respectively.

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Central Valley Community Bancorp -- page 3
The Company’s net interest margin (fully tax equivalent basis) was 3.81% for the quarter ended March 31, 2023, compared to 3.19% for the quarter ended March 31, 2022. Net interest income, before provision for credit losses, increased $3,715,000, or 21.11%, to $21,312,000 for the first quarter of 2023, compared to $17,597,000 for the same period in 2022. The accretion on loan marks of acquired loans increased interest income by $67,000 and $222,000 during the quarters ended March 31, 2023 and 2022, respectively. Net interest income during the first quarters of 2023 and 2022 benefited by approximately $2,000 and $286,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the increase in the yield on the average investment securities and the increase in the yield on the loan portfolio, offset by the increase in the yield on total interest-bearing liabilities. Over the same periods, the cost of total deposits increased to 0.20% from 0.05%.

Non-Interest Income - The following table presents the key components of non-interest income for the current and trailing quarterly period indicated:

	Three months ended
(Dollars in thousands)	March 31, 2023	December 31, 2022	$ Change	% Change
Service charges	$387	$457	$(70)	(15.3)%
Appreciation in cash surrender value of bank owned life insurance	249	248	1	0.4%
Interchange fees	446	495	(49)	(9.9)%
Loan placement fees	124	177	(53)	(29.9)%
Net realized losses on sales and calls of investment securities	(219)	(953)	734	(77.0)%
Federal Home Loan Bank dividends	109	109	—	—%
Other Income	479	437	42	9.6%
Total non-interest income	$1,575	$970	$605	62.4%

The change in the net realized losses on sales of investment securities during the quarter ended March 31, 2023 were primarily responsible for the increase in total non-interest income, when compared to the quarter ended December 31, 2022.

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Central Valley Community Bancorp -- page 4
Non-Interest Expense - The following table presents the key components of non-interest expense for the current and trailing quarterly period indicated:

	Three months ended
(Dollars in thousands)	March 31, 2023	December 31, 2022	$ Change	% Change
Salaries and employee benefits	$7,766	$7,416	$350	4.7%
Occupancy and equipment	1,258	1,262	(4)	(0.3)%
Information technology	847	879	(32)	(3.6)%
Regulatory assessments	210	211	(1)	(0.5)%
Data processing expense	650	596	54	9.1%
Professional services	353	68	285	419.1%
ATM/Debit card expenses	184	221	(37)	(16.7)%
Internet banking expense	34	36	(2)	(5.6)%
Advertising	125	141	(16)	(11.3)%
Directors’ expenses	163	98	65	66.3%
Amortization of core deposit intangibles	34	34	—	—%
Loan related expenses	147	51	96	188.2%
Personnel other	259	104	155	149.0%
Provision for unfunded commitments	207	—	207	100.0%
Other expense	814	1,035	(221)	(21.4)%
Total non-interest expenses	$13,051	$12,152	$899	7.4%

The increase in non-interest expenses was the result of increases in salaries and employee benefits, professional services, the provision for unfunded commitments, and personnel other; offset by a decrease in other expenses. The increase in salaries and benefits was the reflection of incentives paid during the quarter. The increase in personnel other was primarily the result of employee placement fees.

Balance Sheet Summary
Total assets increased $41,374,000 or 1.71% during the quarter ended March 31, 2023, and $40,863,000 or 1.69% compared to the first quarter of 2022. Asset growth during the first quarter was driven by loan growth and increases in cash and cash equivalents. Total average assets for the quarter ended March 31, 2023 were $2,415,640,000 compared to $2,460,025,000 for the quarter ended March 31, 2022 and $2,441,652,000 for the quarter ended December 31, 2022, a decrease of $44,385,000 or 1.80% and a decrease of $26,012,000 or 1.07%, respectively.

For the quarter ended March 31, 2023, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $219,608,000, or 17.32%, compared to the quarter ended March 31, 2022, and decreased by $52,580,000, or 4.78%, compared to the quarter ended December 31, 2022. These decreases were the result of sales, maturities, and the change in the unrealized loss position on available for sale securities.

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Central Valley Community Bancorp -- page 5
In comparing the first quarter of 2023 to the prior quarter and the first quarter of 2022, total average gross loans increased by $21,426,000 or 1.73% and $242,489,000 or 23.83%, respectively. Non-owner occupied commercial real estate experienced the largest increase during the first quarter, growing $35.6 million on a gross basis.

The following table shows the Company’s outstanding loan portfolio composition as of March 31, 2023 and December 31, 2022:

Loan Type (dollars in thousands)	March 31, 2023	% of Total Loans	December 31, 2022	% of Total Loans
Commercial:
Commercial and industrial	$149,699	11.7%	$141,197	11.2%
Agricultural production	22,104	1.7%	37,007	2.9%
Total commercial	171,803	13.4%	178,204	14.1%
Real estate:
Construction & other land loans	112,989	8.8%	109,175	8.7%
Commercial real estate - owner occupied	196,117	15.3%	194,663	15.5%
Commercial real estate - non-owner occupied	500,420	39.0%	464,809	37.2%
Farmland	116,723	9.1%	119,648	9.5%
Multi-family residential	23,694	1.8%	24,586	2.0%
1-4 family - close-ended	91,696	7.1%	93,510	7.4%
1-4 family - revolving	27,260	2.1%	30,071	2.4%
Total real estate	1,068,899	83.2%	1,036,462	82.7%
Consumer	43,431	3.4%	40,252	3.2%
Net deferred origination fees	1,421		1,386
Total gross loans	1,285,554	100.0%	1,256,304	100.0%
Allowance for credit losses	(15,257)		(10,848)
Total loans	$1,270,297		$1,245,456

Total average deposits decreased $68,543,000, or 3.19%, to $2,081,258,000 for the quarter ended March 31, 2023, compared to $2,149,801,000 for the quarter ended March 31, 2022, and decreased $87,817,000, or 4.05%, compared to $2,169,075,000 for the quarter ended December 31, 2022. The Company’s ratio of average non-interest bearing deposits to total deposits was 48.92% for the quarter ended March 31, 2023, compared to 43.77% and 50.42% for the quarters ended March 31, 2022 and December 31, 2022, respectively.
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Central Valley Community Bancorp -- page 6

The composition of deposits at March 31, 2023 and December 31, 2022 is summarized in the table below:

(Dollars in thousands)	March 31, 2023	% of Total Deposits	December 31, 2022	% of Total Deposits
NOW accounts	$294,109	13.5%	$324,089	15.4%
MMA accounts	488,344	22.4%	435,783	20.8%
Time deposits	213,032	9.8%	67,923	3.2%
Savings deposits	204,838	9.4%	215,287	10.3%
Total interest-bearing	1,200,323	55.1%	1,043,082	49.7%
Non-interest bearing	975,424	44.9%	1,056,567	50.3%
Total deposits	$2,175,747	100.0%	$2,099,649	100.0%

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the quarter, the Company’s cash and cash equivalents increased $33,092,000 to $64,262,000 compared to $31,170,000 at December 31, 2022. The Company had no short-term borrowings at March 31, 2023 compared to $46,000,000 at December 31, 2022. At March 31, 2023 and December 31, 2022, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$64,262	$31,170
Unpledged investment securities	727,198	758,389
Excess pledged securities	93,226	81,527
FHLB borrowing availability	318,365	319,309
Fed bank term funding program (BTFP) availability	38,209	—
Unsecured lines of credit	110,000	110,000
Funds available through fed discount window	4,792	4,702
Total	$1,356,052	$1,305,097

Credit Quality
During the first quarter of 2023, the Company recorded net loan charge-offs of $19,000 compared to $264,000 net loan recoveries for the same period in 2022. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.01% for the quarter ended March 31, 2023 compared to (0.10)% for the quarter ended March 31, 2022. During the quarter ended March 31, 2023, the Company recorded a provision of $518,000 for credit losses, compared to no provision for the quarter ended March 31, 2022.

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Central Valley Community Bancorp -- page 7
The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Pass	$1,224,229	$1,196,110	$960,323
Special mention	29,061	31,023	39,901
Substandard	30,843	27,785	10,739
Doubtful	—	—	—
Total	$1,284,133	$1,254,918	$1,010,963
At March 31, 2023, the allowance for credit losses was $15,257,000, compared to $10,848,000 at December 31, 2022, a net increase of $4,409,000 reflecting a CECL implementation Day 1 adjustment of $3,910,000, a provision of $518,000 and net charge-offs during the period. The allowance for credit losses as a percentage of total loans was 1.19% and 0.86% as of March 31, 2023 and December 31, 2022, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses as of December 31, 2022. Upon adoption of CECL, all acquired loans are included in the allowance for credit losses as of January 1, 2023. The recorded value of acquired loans totaled $69,012,000 at March 31, 2023 and $73,456,000 at December 31, 2022. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 0.92% as of December 31, 2022. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at March 31, 2023.

Cash Dividend Declared
On April 19, 2023, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on May 19, 2023 to shareholders of record as of May 5, 2023. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.

Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp.
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Central Valley Community Bancorp -- page 8

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region, including the impact of inflation; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 9
CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share amounts)	2023	2022	2022

ASSETS
Cash and due from banks	$25,464	$25,485	$32,263
Interest-earning deposits in other banks	38,798	5,685	56,574
Total cash and cash equivalents	64,262	31,170	88,837
Available-for-sale debt securities	631,524	648,825	1,161,756
Held-to-maturity debt securities	303,844	305,107	—
Equity securities	6,663	6,558	7,071
Loans, less allowance for credit losses of $15,257, $10,848, and $9,864 at March 31, 2023, December 31, 2022, and March 31, 2022, respectively	1,270,297	1,245,456	1,002,178
Bank premises and equipment, net	8,040	7,987	8,178
Bank owned life insurance	40,786	40,537	39,795
Federal Home Loan Bank stock	6,169	6,169	5,595
Goodwill	53,777	53,777	53,777
Accrued interest receivable and other assets	78,531	76,933	55,843
Total assets	$2,463,893	$2,422,519	$2,423,030

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$975,424	$1,056,567	$926,067
Interest bearing	1,200,323	1,043,082	1,236,293
Total deposits	2,175,747	2,099,649	2,162,360
Short-term borrowings	—	46,000	—
Senior debt and subordinated debentures	69,635	69,599	39,490
Accrued interest payable and other liabilities	36,459	32,611	29,520
Total liabilities	2,281,841	2,247,859	2,231,370
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,754,938, 11,735,291, and 11,752,623, at March 31, 2023, December 31, 2022, and March 31, 2022, respectively	61,924	61,487	62,893
Retained earnings	196,229	194,400	178,054
Accumulated other comprehensive (loss) income, net of tax	(76,101)	(81,227)	(49,287)
Total shareholders’ equity	182,052	174,660	191,660
Total liabilities and shareholders’ equity	$2,463,893	$2,422,519	$2,423,030

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Central Valley Community Bancorp -- page 10
CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2023	2022	2022

INTEREST INCOME:
Interest and fees on loans	$16,508	$16,155	$12,161
Interest on deposits in other banks	75	234	57
Interest and dividends on investment securities:
Taxable	5,886	5,426	4,524
Exempt from Federal income taxes	1,405	1,534	1,440
Total interest income	23,874	23,349	18,182
INTEREST EXPENSE:
Interest on deposits	1,004	483	252
Interest on short-term borrowings	661	—	—
Interest on senior debt and subordinated debentures	897	873	333
Total interest expense	2,562	1,356	585
Net interest income before provision for credit losses	21,312	21,993	17,597
PROVISION FOR CREDIT LOSSES	518	500	—
Net interest income after provision for credit losses	20,794	21,493	17,597
NON-INTEREST INCOME:
Service charges	387	457	539
Net realized (losses) gains on sales and calls of investment securities	(219)	(953)	206
Other income	1,407	1,466	1,089
Total non-interest income	1,575	970	1,834
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,766	7,416	6,944
Occupancy and equipment	1,258	1,262	1,162
Other expense	4,027	3,474	3,339
Total non-interest expenses	13,051	12,152	11,445
Income before provision for income taxes	9,318	10,311	7,986
PROVISION FOR INCOME TAXES	2,348	2,678	1,900
Net income	$6,970	$7,633	$6,086
Net income per common share:
Basic earnings per common share	$0.60	$0.65	$0.51
Weighted average common shares used in basic computation	11,703,813	11,690,410	11,829,245
Diluted earnings per common share	$0.59	$0.65	$0.51
Weighted average common shares used in diluted computation	11,731,135	11,708,753	11,872,025
Cash dividends per common share	$0.12	$0.12	$0.12
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Central Valley Community Bancorp -- page 11
CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
For the three months ended	2023	2022	2022	2022	2022
(In thousands, except share and per share amounts)
Net interest income	$21,312	$21,993	$20,164	$19,810	$17,597
Provision for credit losses	518	500	500	—	—
Net interest income after provision for credit losses	20,794	21,493	19,664	19,810	17,597
Total non-interest income	1,575	970	1,480	770	1,834
Total non-interest expense	13,051	12,152	12,798	12,083	11,445
Provision for income taxes	2,348	2,678	1,962	1,955	1,900
Net income	$6,970	$7,633	$6,384	$6,542	$6,086
Basic earnings per common share	$0.60	$0.65	$0.55	$0.56	$0.51
Weighted average common shares used in basic computation	11,703,813	11,690,410	11,678,532	11,665,074	11,829,245
Diluted earnings per common share	$0.59	$0.65	$0.55	$0.56	$0.51
Weighted average common shares used in diluted computation	11,731,135	11,708,753	11,689,323	11,685,850	11,872,025

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2023	2022	2022	2022	2022
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.19%	0.86%	0.85%	0.87%	0.97%
Non-performing assets to total assets	—%	—%	0.01%	0.01%	0.01%
Total non-performing assets	$—	$—	$251	$271	$292
Total nonaccrual loans	$—	$—	$251	$271	$292
Total substandard loans	$30,843	$27,785	$22,657	$10,756	$10,739
Total special mention loans	$29,061	$31,023	$30,894	$34,509	$39,901
Net loan charge-offs (recoveries)	$19	$18	$7	$(9)	$(264)
Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.01%	—%	—%	(0.10)%
Book value per share	$15.49	$14.88	$13.54	$13.90	$16.31
Tangible book value per share	$10.91	$10.30	$8.94	$9.29	$11.70
Tangible common equity	$128,240	$120,814	$104,935	$108,863	$137,501
Cost of total deposits	0.20%	0.09%	0.04%	0.04%	0.05%
Interest and dividends on investment securities exempt from Federal income taxes	$1,405	$1,534	$1,825	$1,879	$1,440
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.81%	3.80%	3.57%	3.48%	3.19%
Return on average assets (2)	1.15%	1.25%	1.06%	1.07%	0.99%
Return on average equity (2)	15.30%	18.79%	14.42%	14.73%	10.51%
Loan to deposit ratio	59.09%	59.83%	57.28%	53.94%	46.80%
Efficiency ratio	55.44%	49.85%	57.20%	54.20%	57.66%
Tier 1 leverage - Bancorp	8.58%	8.37%	8.26%	7.89%	7.87%
Tier 1 leverage - Bank	11.19%	10.86%	10.73%	9.10%	8.54%
Common equity tier 1 - Bancorp	11.79%	11.92%	11.56%	11.94%	12.06%
Common equity tier 1 - Bank	15.75%	15.87%	15.41%	14.15%	13.43%
Tier 1 risk-based capital - Bancorp	12.08%	12.22%	11.86%	12.26%	12.38%
Tier 1 risk-based capital - Bank	15.75%	15.87%	15.41%	14.15%	13.43%
Total risk-based capital - Bancorp	15.03%	14.92%	14.54%	15.07%	15.27%
Total risk based capital - Bank	16.70%	16.53%	16.03%	14.78%	14.08%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 12
CENTRAL VALLEY COMMUNITY BANCORP
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended March 31, 2023			For the Three Months Ended December 31, 2022			For the Three Months Ended March 31, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$6,882	$75	4.36%	$24,607	$234	3.80%	$129,877	$57	0.18%
Securities
Taxable securities	783,938	5,886	3.00%	803,383	5,426	2.70%	881,399	4,524	2.05%
Non-taxable securities (1)	257,452	1,778	2.76%	272,862	1,942	2.85%	256,604	1,823	2.84%
Total investment securities	1,041,390	7,664	2.94%	1,076,245	7,368	2.74%	1,138,003	6,347	2.23%
Total securities and interest-earning deposits	1,048,272	7,739	2.95%	1,100,852	7,602	2.76%	1,267,880	6,404	2.02%
Loans (2) (3)	1,260,178	16,508	5.31%	1,238,592	16,155	5.17%	1,017,280	12,161	4.85%
Total interest-earning assets	2,308,450	$24,247	4.26%	2,339,444	$23,757	4.03%	2,285,160	$18,565	3.29%
Allowance for credit losses	(14,759)			(10,436)			(9,832)
Non-accrual loans	—			160			409
Cash and due from banks	27,574			28,599			52,482
Bank premises and equipment	8,072			7,952			8,306
Other assets	86,303			75,933			123,500
Total average assets	$2,415,640			$2,441,652			$2,460,025
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$526,232	$92	0.07%	$561,779	$102	0.07%	$578,763	$35	0.02%
Money market accounts	468,166	837	0.73%	442,677	359	0.32%	542,666	182	0.14%
Time certificates of deposit	68,650	75	0.44%	71,026	22	0.12%	87,409	35	0.16%
Total interest-bearing deposits	1,063,048	1,004	0.38%	1,075,482	483	0.18%	1,208,838	252	0.08%
Other borrowed funds	124,480	1,558	5.01%	75,936	873	4.60%	39,474	333	3.37%
Total interest-bearing liabilities	1,187,528	$2,562	0.87%	1,151,418	$1,356	0.47%	1,248,312	$585	0.19%
Non-interest bearing demand deposits	1,018,210			1,093,593			940,963
Other liabilities	31,591			34,182			39,044
Shareholders’ equity	178,311			162,459			231,706
Total average liabilities and shareholders’ equity	$2,415,640			$2,441,652			$2,460,025
Interest income and rate earned on average earning assets		$24,247	4.26%		$23,757	4.03%		$18,565	3.29%
Interest expense and interest cost related to average interest-bearing liabilities		2,562	0.87%		1,356	0.47%		585	0.19%
Net interest income and net interest margin (4)		$21,685	3.81%		$22,401	3.80%		$17,980	3.19%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $373, $408, and $383 at March 31, 2023, December 31, 2022, and March 31, 2022, respectively.
(2)    Loan interest income includes loan costs of $260 and $135 at March 31, 2023 and December 31, 2022, respectively, and loan fees of $264 at March 31, 2022.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                 Media Contact:
Shannon Avrett                Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer    Marketing Director
Central Valley Community Bancorp        Central Valley Community Bancorp
916-235-4617                    559-222-1322